Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2017 Results

First Quarter GAAP Gross Margin of 43.8% and Non-GAAP Gross Margin of 44.2%, Exceeding Guidance

Office/VoIP Revenues of $6.6 Million, 30% Year-over-Year Increase

LOS ALTOS, Calif., April 27, 2017 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the first quarter ended March 31, 2017.

First Quarter Financial Review:

●	GAAP and non-GAAP diluted loss per share of $0.13 and $0.05, respectively

●	Revenues of $27.9 million, up 1% year-over-year

●	GAAP and non-GAAP gross margin of 43.8% and 44.2%, respectively, a 140 and 160 basis point improvement year-over-year, respectively

●	GAAP and non-GAAP operating loss of $3.4 million and $1.5 million, respectively, compared to GAAP and non-GAAP operating loss of $3.2 and $1.9 million for the first quarter of 2016, respectively

●	GAAP and non-GAAP net loss of $2.9 million and $1.1 million, respectively, compared to GAAP and non-GAAP net loss of $2.9 million and $1.7 million for the first quarter of 2016, respectively

●	Repurchase of 124,000 shares of common stock for approximately $1.3 million

●	Cash, deposits and marketable securities of $119.8 million as of March 31, 2017

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, "Our first quarter performance reflects continued improvement in our non-GAAP gross margin of 160 bps to 44.2%, and execution of our new products strategy as evidenced by the solid year-over-year revenue growth of 30% and 42% in our Office/VoIP and IoT businesses, respectively. These initiatives, together with a modest recovery in our cordless business, more than offset the expected temporary shortfall in HDClear revenues.”

Mr. Elyakim added, “Looking ahead to the second quarter, we expect a sequential increase in revenues, propelled by shipments of our HDClear products for non-smartphone applications, market share gains in the Office/VoIP segment and gradual increase in demand for IoT products. More importantly, DSP Group is uniquely positioned to become a leader in the bourgeoning market of Voice User Interface, by leveraging our proven leadership and expertise in voice processing and low power design. We have successfully built a promising and diverse engagement pipeline with leading OEMs, which is just beginning to materialize, paving a promising path for long term growth.”

First Quarter Product and Market Highlights:

●	New product revenues of $11.2 million, 40% of total revenues

●	Office/VoIP segment revenues of $6.6 million, a year-over-year increase of 30%

●	Home gateway revenues of $2.7 million, roughly flat on year-over-year basis

●	IoT revenues of $1.5 million, a year-over-year increase of 42%

●	Mobile/HDClear segment revenues of $0.4 million, a year-over-year decrease of 90%

●	QIVICON, Deutsche Telekom's smart home platform, launched its Home-Base 2, an IoT hub incorporating our ULE technology bundled with ULE- based sensors

●	Proximus, Belgium’s incumbent telco and Sunrise, a leading Swiss service provider, started shipping DECT-enabled home gateways based on our technology

●	Two tier 1 OEMs launched new IP Phones based on our DVF99 SoC

●	STMicroelectronics launched a power-efficient, voice processing microphone with keyword detection for battery-operated devices based on our HDClear technology

●	Libre Wireless integrated our audio processing and telephony technologies to transform smart speakers into voice-enabled telephones

●	Emza Visual Sense announced a battery-powered intelligent computer vision always-on visual sensor for residential security and smart buildings based on our HDClear

●	Leedarson launched IoT products, including smart lighting, based on our ULE

First Quarter GAAP Results:

Revenues for the first quarter of 2017 were $27.9 million, an increase of 1% from revenues of $27.7 million for the first quarter of 2016. Net loss for the first quarter of 2017 was $2.9 million, similar to the first quarter of 2016. Loss per share for the first quarter of 2017 was $0.13, same as for the first quarter of 2016.

First Quarter Non-GAAP Results:

Non-GAAP net loss and loss per share for the first quarter of 2017 were $1.1 million and $0.05, respectively, as compared to non-GAAP net loss and loss per share of $1.7 million and $0.08, respectively, for the first quarter of 2016. Non-GAAP net loss and loss per share for the first quarter of 2017 exclude the impact of amortization of acquired intangible assets in the amount of $425,000 associated with previous acquisitions; equity-based compensation expenses of $1.5 million; and changes in deferred taxes in the amount of $182,000 related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net loss and loss per share for the first quarter of 2016 exclude the impact of amortization of acquired intangible assets of $321,000 associated with previous acquisitions; equity-based compensation expenses of $1.0 million; and changes in deferred taxes in the amount of $80,000 related to intangible assets acquired in previous acquisitions.

Earnings Conference Call Details

DSP Group will discuss its first quarter financial results, along with its outlook and guidance for the second quarter of 2017, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 877 280 2342 (domestic US) or +1 646 254 3360 (international) approximately 10 minutes prior to the starting time. The password is DSP Group. The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: http://edge.media-server.com/m/p/68mfctyv

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 347 366 9565 (domestic US) or +44 20 3427 0598 (international) and enter the company access code: 5047293#.

Presentation on Non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income and diluted earnings per share presented in this press release is useful to investors in comparing results for the quarter ended March 31, 2017 to the same period in 2016 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements that the Company expects a sequential increase in revenues, propelled by shipments of its HDClear products for non-smartphone applications, market share gains for its VoIP products and gradual increase in demand for its IoT products, as well as the belief that the Company is uniquely positioned to become a leader in the bourgeoning market of Voice User Interface and that the pipeline with leading OEMs the Company built paves a path for long term growth. The results from these statements may not actually arise as a result of various factors, including the market penetration of new products such as products with Voice User Interface; unexpected delays in the commercial launch of new products, including in the mobile and office segments; speed of decline in the cordless market; DSP Group's ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2016, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and hardware reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go. For more information, visit www.dspg.com.

Contact:

Daniel Amir

Corporate Vice President, Business Development, Strategy and Investor Relations

Work: 1-415-726-5900, Daniel.amir@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)	(Unaudited)

Revenues	$27,933	$27,659
Cost of revenues	15,686	15,942

Gross profit	12,247	11,717
Operating expenses:
Research and development, net	9,190	8,889
Sales and marketing	3,575	3,392
General and administrative	2,487	2,283
Amortization of intangible assets	425	321

Total operating expenses	15,677	14,885

Operating loss	(3,430)	(3,168)

Financial income, net	416	292

Loss before taxes on income	(3,014)	(2,876)

Income tax benefit (expense)	148	(37)

Net loss	$(2,866)	$(2,913)
Net loss per share:
Basic	$(0.13)	$(0.13)
Diluted	$(0.13)	$(0.13)

Weighted average number of shares used in per share computations of net loss per share:
Basic	22,102	21,711
Diluted	22,102	21,711

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
	Unaudited	Unaudited
GAAP net loss	$(2,866)	$(2,913)
Equity-based compensation expense included in cost of revenues	97	61
Equity-based compensation expense included in research and development, net	616	426
Equity-based compensation expense included in sales and marketing	300	131
Equity-based compensation expense included in general and administrative	518	367
Amortization of intangible assets	425	321
Changes in deferred taxes related to intangible assets and equity-based compensation expense	(182)	(80)
Non-GAAP net loss	$(1,092)	$(1,687)

Weighted-average number of common stock used in computation of GAAP diluted net loss per share (in thousands)	22,102	21,711
Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	-	-
Weighted-average number of common stock used in computation of non-GAAP diluted net loss per share (in thousands)	22,102	21,711

GAAP diluted net loss per share	$(0.13)	$(0.13)
Equity-based compensation expense	0.07	0.05
Amortization of intangible assets	0.02	0.01
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(0.01)	(0.01)
Non-GAAP diluted net loss per share	$(0.05)	$(0.08)

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2017	2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$17,216	$17,752
Restricted deposits	5	70
Marketable securities and short term deposits	34,277	29,031
Trade receivables, net	18,159	19,069
Inventories	9,239	9,748
Other accounts receivable and prepaid expenses	3,009	2,331
Total current assets	81,905	78,001

Property and equipment, net	4,042	4,130

Long term marketable securities and deposits	68,292	78,092
Severance pay fund	13,770	12,751
Deferred income taxes	1,088	918
Intangible assets, net	10,298	10,723
Long term prepaid expenses and lease deposits	1,429	1,329
	94,877	103,813
Total assets	$180,824	$185,944

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$10,266	$12,540
Other current liabilities	10,633	13,359
Total current liabilities	20,899	25,899

Accrued severance pay	13,965	12,908
Accrued pensions	815	803
Deferred income taxes	688	787
Total long term liabilities	15,468	14,498

Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	367,652	366,121
Accumulated other comprehensive loss	(1,537)	(1,852)
Less – Cost of treasury stock	(120,404)	(122,632)
Accumulated deficit	(101,276)	(96,112)
Total stockholders’ equity	144,457	145,547
Total liabilities and stockholders’ equity	$180,824	$185,944